                                                                   EXHIBIT 10.31


                       SOFTWARE LICENSE/RESEARCH AGREEMENT
                                     between
                    D-MOL, INC. and BIOSYM TECHNOLOGIES, INC.


         Effective February 19, 1988, this Agreement is drawn between D-Mol, Inc., an Illinois corporation (hereinafter "D-Mol"), and BIOSYM Technologies, Inc., a California corporation having offices at 10065 Barnes Canyon Road, Suite A, San Diego, California 92121, U.S.A. (hereinafter "BIOSYM").

         WHEREAS, D-Mol has acquired a body of technology including a valuable and proprietary computer modeling package called "D-Mol" (Hereinafter "Software") which includes certain computer programs and attendant documentation relating to improved density functional quantum mechanical methods for calculating molecular energies and charge and spin distributions; and

         WHEREAS, BIOSYM is desirous of securing a license to copy, market and sublicense Software, and D-Mol has the right to license and is willing to grant this license to copy, market, and sublicense upon the terms and conditions hereinafter set forth; and

         WHEREAS, D-Mol and BIOSYM wish to collaborate on the further development, application, and commercialization of this technology and the Software program;

         NOW THEREFORE, for and in consideration of the mutual covenants set forth herein and other valuable considerations, it is agreed by and between the parties as follows:

                                   ARTICLE 1.0

                                GRANT OF LICENSE

         1.1 D-Mol hereby grants to BIOSYM, upon the terms and conditions herein specified, a non-exclusive, non-transferable 20 year license extendible by mutual agreement to reproduce Software and all enhancements thereto, and an exclusive, except to the extent provided for in Paragraph 1.2, worldwide license to use and to sublicense others to use Software and all enhancements thereto provided such sublicense is granted in writing and contains terms consistent with those in BIOSYM's then current standard Sublicensing Agreement, a current copy of which is attached hereto as Exhibit A. Material changes to the Sublicensing Agreement will be subject to D-Mol's approval which shall not be unreasonably withheld.


                                       1.

                  1.1.1 In return for the grant of the licenses hereunder, BIOSYM shall use its best efforts to commercialize and market Software in all territories for all commercially promising applications, including, but not limited to, Software license and service agreements, time share use of the Software, and research contracts, on a worldwide basis, and shall seek to maximize the cumulative financial return for such efforts, consistent with prudent and ethical business practice.

                  1.1.2 At any time within three years of the date hereof, if opportunities exist or develop which D-Mol does not believe are being addressed by BIOSYM in a timely and effective manner, D-Mol may ask BIOSYM to make reasonable commitments to address such opportunities. If BIOSYM is unwilling to make such commitments or subsequently does not substantially meet commitments made, D-Mol upon written notification to BIOSYM's President and Board of Directors specifying the steps D-Mol believes should be taken and provided that BIOSYM does not effect reasonable commitments within 90 days following notification, shall have the right to license to use and sublicense others to use Software and all enhancements thereto with respect to such opportunities. Where D-Mol grants such a license, D-Mol shall pay to BIOSYM twenty percent of the compensation which it receives under the terms of said license.

                  1.1.3 In the event that BIOSYM shall license Software jointly with any other product, the license fee attributable to Software shall be that portion of the total license fee which corresponds to the proportion which the retail license fee of Software bears to the total retail license fees of all of the products jointly licensed.

         1.2 D-Mol reserves to itself and others with whom D-Mol collaborates directly on non-proprietary, non-commercial research, a non-exclusive, fully paid, worldwide right to use Software but not to sublicense others, and further reserves to itself, Arthur J. Freeman, and Bernard Delley a non-exclusive, fully paid, worldwide right to use Software and all enhancement thereto, for all purposes, including research contracts.

                                   ARTICLE 2.0

                         REPRESENTATIONS AND WARRANTIES

         2.1      D-Mol represents and warrants to BIOSYM as follows:

                  2.1.1 D-Mol is a corporation duly organized, validly existing, and in good standing under the laws of Illinois.

                  2.1.2 D-Mol has full corporate power and authority to enter into this Agreement and this Agreement constitutes a valid and binding obligation of D-Mol enforceable in accordance within terms.


                                       2.

                  2.1.3 Bernard Delley, of Zurich, Switzerland, is the author of Software, and Bernard Delley has assigned any and all of his rights in Software to D-Mol.

         2.2 Further, D-Mol warrants that to the best of its knowledge no third party has any rights in the Software or in income generated therefrom, except for small portions of the present code which are in the public domain.

                                   ARTICLE 3.0

                                 INDEMNIFICATION

         3.1 D-Mol does hereby indemnify and shall hold harmless (including reasonable attorney's fees) BIOSYM, its corporate affiliates, and any employee or agent thereof (each of the foregoing being hereinafter referred to individually as the "Indemnified Party") against all liability to third parties (other than liability solely the fault of the Indemnified party) arising from the negligence of D-Mol or its agents and the license to or use by BIOSYM of Software, including (but not limited to) the violation of any third party's ownership rights, trade secrets, proprietary information, trademark, copyright or patent rights in connection with the licensing of Software. D-Mol may, at its options, conduct the defense in any such third party action arising as described herein and BIOSYM promises fully to cooperate with such defense. This indemnification is limited to Software delivered to BIOSYM or as modified by D-Mol and does not cover third party claims arising from modifications not authorized by D-Mol.

                                   ARTICLE 4.0

                                    PAYMENTS

         4.1 In consideration of D-Mol granting the license provided for in
Article 1.0 of this Agreement, BIOSYM agrees to pay D-Mol in United States dollars, royalties on fees received as follows, where fees are defined as money paid to BIOSYM as compensation under software license and service agreements or research contracts net of any outside commission, taxes, shipping costs, or other such reasonable and necessary expenses relating to this compensation:

                  4.1.1 On licensing fees paid to BIOSYM by sublicenses of Software, [*] of fees paid within a [*] period from the date on which Software is first offered in writing for sublicense, and [*] thereafter.

                  4.1.2 On fees paid to BIOSYM for time share use of Software, [*] of fees paid within a [*] period from the date on which Software is first offered in writing on a time share basis, and [*] thereafter.


* CONFIDENTIAL TREATMENT REQUESTED

                                       3.

                  4.1.3 On fees paid to BIOSYM for annual maintenance of Software, [*] of fees paid to BIOSYM as long as D-Mol is actively contributing to program enhancements, promotion or the expansion of applications. For purposes of this paragraph, actively contributing shall mean that, during any year, principals or employees of D-Mol shall have engaged in activities designed to promote or demonstrate Software, write and publish or present scientific papers or articles pertaining to Software or its uses, or develop program enhancements or expansions. When this condition is no longer met, the royalty shall be [*] of fees paid.

                  4.1.4 On fees paid to BIOSYM for contract research utilizing Software, royalty shall be paid at the then prevailing time share royalty rate as defined in Paragraph 4.1.2 applied to the CPU time charge assessed to the customer for the use of Software in executing the project. Royalty shall no longer be paid for this category of Software use when cumulative, collective royalty paid to D-Mol under this sub-paragraph totals [*].

                  4.1.5 On royalty fees paid to BIOSYM under royalty bearing research contracts in which Software was utilized, [*] of that portion of the royalty attributed to Software for a [*] period starting with the date on which royalty is first earned on each contract, and [*] thereafter. For purposes of this paragraph, "royalty fees" shall include, without limitation, patent license royalties. The determination of the portion of royalty attributable to Software shall be determined initially by BIOSYM. BIOSYM shall provide D-Mol, in the written report to be submitted to pursuant to Paragraph 5.1 hereof, an explanation of the basis of such proration. D-Mol shall have thirty (30) days after receipt of such written report in which to raise any written object to such proration. If such objection is raised by D-Mol, the parties agree to negotiate in good faith the resolution of such dispute. If no such resolution is made within sixty (60) days of receipt of D-Mol's written objection, the dispute concerning such proration shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  4.1.6 On work funded by government agencies or industry groups where the primary purpose is program enhancement or new application development, no royalty shall be paid to D-Mol, but D-Mol shall have the opportunity for consulting participation on a fee basis, such fees to be based on D-Mol's customary rates or other rates as may be established for such services between D-Mol, BIOSYM and such government agencies or industry groups.

* CONFIDENTIAL TREATMENT REQUESTED

                                       4.

         4.2 BIOSYM's obligation to make payments to D-Mol pursuant to Paragraph
4.1 hereof shall survive the termination of any license granted to BIOSYM hereunder.

         4.3 As an additional consideration, D-Mol shall receive a grant of [*] shares of BIOSYM common stock conveyed to D-Mol within sixty (60) days of the execution of this Agreement. Upon receipt of appropriate regulatory approval and documentation including matters relating to investment suitability and acknowledgments as to restrictions on transfer as appropriate in the opinion of BIOSYM's counsel, D-Mol will instruct BIOSYM on the names of the principals of D-Mol to whom the stock is to be issued. Valuation of the stock for tax purposes shall be as determined by action of the BIOSYM Board of Directors at the time of the grant.

                                    ARTICLE 5

                              REPORTING AND RECORDS

         5.1 Within thirty (30) days following the last day of the months of March, June, September, and December, BIOSYM shall submit to D-Mol a written report setting forth the amount owed to D-Mol pursuant to Paragraph 4.1 on fees for which BIOSYM has been paid during the immediately preceding calendar quarter period together with sufficient supporting data to permit D-Mol to determine the basis on which said amount was determined by BIOSYM.

         5.2 With each report referred to in Paragraph 5.1 BIOSYM shall pay to D-Mol any royalty payment shown therein to be due.

         5.3 BIOSYM shall keep such detailed records as may be necessary to determine the payments due under this Agreement. At the request of D-Mol, BIOSYM shall permit an independent public accountant selected by D-Mol (unless BIOSYM has some reasonable objection to such choice of accountant) to have access during ordinary business hours to such records as may be necessary to determine for a period up to two (2) years prior to the time of such request:

                  (a) the correctness of any report and/or payment made under this Agreement; and/or

                  (b) information as to the sum payable for such period in case of BIOSYM's failure to render statements of payment pursuant to this Agreement.


* CONFIDENTIAL TREATMENT REQUESTED

                                       5.

                                    ARTICLE 6

                                DELIVERABLE ITEMS

         6.1 Within a reasonable period not to exceed thirty (30) days after execution of this Agreement, D-Mol shall provide BIOSYM with one (1) copy of:

                  (a)      Software Source Code,

                  (b)      Software User's Notes,

                  (c)      Software Documentation File.

Items (a), (b), and (c) shall be supplied "as is" in the form extant on the date of delivery.

         6.2 On or about March 31, 1988, D-Mol shall deliver to BIOSYM a new version of Software redesigned and reorganized to assure dependable operation on VAX equipment, efficient porting to other major computing environments, and ease of future modification and upgrade. Details of how this shall be accomplished shall be worked out between D-Mol and BIOSYM as the work proceeds and, to the extent such consultation between D-Mol and BIOSYM is reasonable in its time and scope, such consultation will be exempt from the support time limits set forth in Paragraph 7.1.2. Notwithstanding the foregoing, if such consultation extends beyond a 180 day period following receipt by BIOSYM of the new version of Software for any reason, D-Mol shall be compensated by BIOSYM at D-Mol's normal rates or at other rates as may be established for this purpose between the parties. D-Mol and BIOSYM hereby acknowledge that the conversion of the new version of Software to a commercially acceptable version is the primary responsibility of BIOSYM, that such conversion shall require additional consultations between the parties, and that the scope of such consultation in terms of time and services required is not certain. Notwithstanding Paragraph
7.1 and subject to the availability of the principals of D-Mol to provide such services consistent with their other business, academic, and research commitments, D-Mol shall provide BIOSYM with reasonable technical assistance and consulting services to develop a commercially acceptable version of the Software on such terms and conditions as shall be mutually agreed by D-Mol and BIOSYM.

                                    ARTICLE 7

                                     SUPPORT

         7.1 As a part of the collaborative arrangement, D-Mol shall provide support in the following areas:


                                       6.

                  7.1.1 D-Mol shall provide to BIOSYM a total of 60 hours of training, at no charge to BIOSYM, to designated BIOSYM personnel at a mutually agreed upon location, in the scientific basis and use of Software as originally delivered, and subsequently additional training for enhancements as they are developed by D-Mol.

                  7.1.2 D-Mol shall provide reasonable advisory support, i.e., individual responses which require at most no more than [*] of work, and in the aggregate do not exceed [*] of work in the first year, [*] of work in the second year and [*] of work per year every year thereafter as long as D-Mol remains active as defined under Paragraph 4.1 at no charge to BIOSYM, in the areas of the scientific basis, code operation, algorithm enhancement, and potential applicability of the code.

                  7.1.3 Work requested by BIOSYM beyond the levels set forth in Paragraphs 7.1.1 and 7.1.2 shall be compensated as paid consulting at D-Mol's normal rates or other rates as may be established for this purpose between the parties.

                  7.1.4 D-Mol shall make available to BIOSYM, at no charge to BIOSYM, copies of scientific presentations and papers relating to Software, its underlying science and/or their application for use by BIOSYM in its Software marketing effort.

         7.2 Copies of beta test or commercially offered versions of Software shall be supplied by BIOSYM, simultaneously with their release to customers, free of charge to D-Mol for its use in its own research relating to this collaboration. BIOSYM shall provide Software Source Code as updated periodically by BIOSYM and as reasonably requested by D-Mol. D-Mol shall exercise due care to ensure maintenance of BIOSYM's proprietary rights in the Software Source code and require that access to the Source code only be provided to persons who are principals or employees of D-Mol or who have personally signed BIOSYM's non-disclosure agreement, a current copy of which is attached hereto as Exhibit B.

                                    ARTICLE 8

                                  DATA MARKING

         8.1 BIOSYM shall exercise due care to ensure maintenance of D-Mol's proprietary rights in the information licensed to BIOSYM under Article 1.0, which shall include, but not be limited to, marking each copy produced of Software Code (source and/or executable), User's manual, and Documentation File, with a notice declaring D-Mol's ownership rights in the program and limitations on its use.

* CONFIDENTIAL TREATMENT REQUESTED

                                       7.

                                    ARTICLE 9

                             PROPRIETARY INFORMATION

         9.1 BIOSYM and D-Mol acknowledge that portions of Software (e.g., source code and applications knowhow) are, and modifications, improvements and enhancements thereto shall be, of a proprietary nature and a commercial asset of considerable value. Accordingly, BIOSYM and D-Mol mutually agree that such proprietary information shall be used only as set forth in this Agreement and that neither shall disclose to others, or use this information any other manner without written permission of the other party. The obligations of this Paragraph
9.1 shall survive the termination of this Agreement except as provided in Paragraph 9.2 Both parties agree that disclosure and access to the information supplied under this license shall be limited to each party's and sublicensee's employees and associates who have a need to know such information. In other respects, each party shall exercise a standard of care the same as that used in protecting their own information of like character.

         9.2 The obligation of BIOSYM and D-Mol under Paragraph 9.1 shall not apply to any information which (a) has become part of the public domain other than by acts or omissions of the parties or a sublicensee; (b) has been furnished or made known to either party by third parties as a matter of legal right and without restriction on disclosure or use; or (c) was in the possession of either party prior to disclosure.

                                   ARTICLE 10

                                  IMPROVEMENTS

         10.1 D-Mol and BIOSYM agree to collaborate on the continuing development of the concepts, algorithms, and software code of Software so as to increase its scientific value and broaden its application. Twice yearly, if BIOSYM requests, D-Mol and BIOSYM shall meet to review the status of the Software program and to coordinate the technical and business programs which depend on the collaborative efforts of the parties. The meeting shall be held at BIOSYM's San Diego headquarters offices in July and January or at other places and times as the parties may agree. All expenses associated with such meetings at BIOSYM's San Diego headquarters office, including, but not limited to, travel and hotel expenses, shall be borne by BIOSYM. Between meetings it shall be the responsibility of each party to notify the other of any substantial departure from the commitments made at these meetings.

         10.2 Title to any modifications, improvements or enhancements made by BIOSYM to Software as licensed in Article 1.0 herein shall vest in BIOSYM. For the duration of this Agreement, BIOSYM shall promptly make available to D-Mol any such



                                       8.

modifications, improvements or enhancements. BIOSYM hereby grants a non-exclusive, fully-paid worldwide license to D-Mol to use any such modifications, improvements, or enhancements in their own work, including, but not limited to, contract research, but not to sublicense others to so use. BIOSYM agrees to provide, free of charge to D-Mol, copies of any software containing any modifications, improvements, or enhancements made by BIOSYM pursuant to this Article 10.0.

         10.3 Title to any modifications, improvements or enhancements made by D-Mol to Software as licensed in Article 1.0 herein shall vest in D-Mol, except that all such improvements shall automatically be licensed to BIOSYM under the terms of this Agreement. For the duration of this Agreement, D-Mol shall promptly make available to BIOSYM any such modifications, improvements, or enhancements, and agrees to provide free of charge to BIOSYM, copies of any software and Software Source code containing any modifications, improvements, or enhancements made by D-Mol pursuant to this Article 10.

         10.4 Title to any modification, improvements or enhancements made by the joint collaboration of D-Mol and BIOSYM to Software as licensed in Article
1.0 herein ("Joint Improvements") shall vest in D-Mol and BIOSYM as tenants in common. All such improvements shall automatically be licensed to BIOSYM and to D-Mol under the same terms of paragraphs 10.2 and 10.3 as apply to improvements made by the parties independently. The licenses granted in this Paragraph 10.4 shall survive the termination of this Agreement. Neither party shall permit the Joint Improvements to become part of the public domain without the prior express written authorization of the other party.

                                   ARTICLE 11

                                   TERMINATION

         11.1 Either party shall have the right to terminate the license granted herein upon giving written notice of such termination upon the following to occur:

                  11.1.1 The material breach or default of any material obligation of this Agreement by the other party, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of notice of such default from the non-defaulting party; or

                  11.1.2 If either party hereto becomes insolvent, makes a general assignment for the benefit or creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise; or


                                       9.

                  11.1.3 Any major adverse change in the business operation of the other party occurs which shall materially and adversely affect that party's obligations hereunder.

Termination under this Paragraph 11.1 shall be effective thirty (30) days following the date of written notice thereof if the breaching party has not remedied the effect of such breach within said thirty (30) days.

         11.2 Upon termination of the license granted herein, BIOSYM shall no longer have the right to market or sublicense Software. BIOSYM shall, however, have the right to continue to use the Software code and to copy and maintain the Software code as may be required to fulfill its contract responsibilities to customers to whom Software has been licensed. In the event of a termination under paragraph 11.1.2 or 11.1.3 of this Agreement, D-Mol shall have the right to cause BIOSYM to assign to D-Mol or its nominee all of BIOSYM's rights and obligations in and under such sublicensees as D-Mol selects. BIOSYM shall take whatever additional actions it reasonably can to terminate its customer responsibilities in this regard so that, in a period not to exceed three years, all such responsibilities shall end.

         11.3 Upon termination of this Agreement, D-Mol shall destroy or return to BIOSYM all material received from BIOSYM which has been labeled by BIOSYM as confidential and which relates to modifications, improvements or enhancements to Software made by BIOSYM. No further use of these materials by D-Mol shall be permitted. D-Mol shall, however, have the right to continue to use in its own work, but not to sublicense, versions of the Software code and enhancements thereto which may have been supplied to it by BIOSYM up to the date of termination.

         11.4 Upon termination of this Agreement, BIOSYM shall return to D-Mol all copies of confidential material in its possession belonging to or provided by D-Mol which has been labeled by D-Mol as confidential and which relates to the Software or to modifications, improvements or enhancements to Software made by D-Mol, without retaining any copies or summaries thereof or notes with respect thereto.

         11.5 D-Mol acknowledge and agrees that a material breach of any of the terms in this Agreement will result in irreparable and continuing damage to BIOSYM for which there will be no adequate remedy at law and in the event of any breach of this Agreement, BIOSYM shall be entitled to injunctive and such other and further relief, including damages, as may be proper.


                                      10.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         12.1 This Agreement does not create a joint venture or partnership relationship between D-Mol and BIOSYM. Neither party hereto shall have any right or authority to act for or bind the other except as set forth in this Agreement or in a written statement of the party to be bound signed by its chief executive officer.

         12.2 BIOSYM shall pay, in addition to other amounts paayable under this Agreement, all sales, use, and other taxes, federal, state, or otherwise which are levied or imposed by reason of the transactions contemplated by this Agreement; provided, however, BIOSYM shall not be responsible for any tax based on D-Mol net income.

         12.3 The article headings are for convenience only and do not form part of this Agreement for purposes of interpretation.

         12.4 Any changes or modifications to this Agreement must be in writing and executed by duly authorized representatives of the parties hereto.

         12.5 Any notice or payment made pursuant to this Agreement shall be deemed to have been made on the date mailed if mailed by certified mail, or upon the date received if otherwise transmitted. Payments to and correspondence with BIOSYM should be sent to:

                                            BIOSYM Technologies, Inc.
                                            10065 Barnes Canyon Road, Suite A
                                            San Diego, CA  92121

         With a copy to:                    Craig S. Andrews
                                            Brobeck, Phleger & Harrison
                                            225 Broadway, Suite 2100
                                            San Diego, CA 92101

         Any notice to or correspon-
         dence with D-Mol should
         be sent to:                        D-Mol, Inc.
                                            c/o Arthur J. Freeman
                                            824 Manticello Place
                                            Evanston, IL  60201

         With a copy to:                    Leland W. Hutchinson Jr.


                                      11.

                               Freeborn & Peters
                            11 South La Salle Street
                                   Suite 1500
                               Chicago, IL 60603

         12.6 This Agreement shall be binding upon and inure to the benefit of the successors, receivers, and assigns of the parties hereto; but the respective interests of either party in and to this Agreement may not be assigned or pledged without the written consent of the other party except incident to a sale or transfer of the entire business to which this Agreement pertains, which consent shall not be unreasonably withheld.

         12.7 The Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

         12.8 This Agreement shall be governed by and construed under the internal laws of the State of California, U.S.A.

         12.9 If any terms or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding that term, all other terms of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto each have caused this Agreement to be executed by its duly authorized representative in duplicate as of the date and year first above written.

                                  BIOSYM TECHNOLOGIES, INC.
                                  a California corporation



                                  By:  /s/ [signature illegible]
                                       ---------------------------------------
                                        Chairman and Chief Scientific Officers
                                       ---------------------------------------
                                        Title

                                        2/16/88
                                       ---------------------------------------
                                        Date



                                  D-MOL, INC.
                                  an Illinois corporation


                                   12.

                                  By:  /s/ Arthur J. Freeman
                                       ---------------------------------------
                                                  President
                                       ---------------------------------------
                                        Title

                                                   2/14/88
                                       ---------------------------------------
                                        Date


                                      13.

                                    EXHIBIT A

                            BIOSYM Technologies, Inc.

                           SOFTWARE LICENSE AGREEMENT

                                                      Agreement No.: ___________

         Between  BIOSYM Technologies, Inc.                             (BIOSYM)
                  a California Corporation
                  10065 Barnes Canyon road, Suite A
                  San Diego, CA., 92121, U.S.A.

         And                                                          (LICENSEE)







         WHEREAS, LICENSEE is desirous of obtaining the right to use licensed Software, NOW, THEREFORE, BIOSYM and LICENSEE, for their mutual benefit, hereby agree as follows:

                                   ARTICLE 13

                                   DEFINITIONS

13.1 The term "Agreement" shall mean the terms and conditions herein, as well as the Appendix(ces) attached hereto and considered to be a part of the Agreement.

13.2 The term "Software" shall mean the computer programs, derivative works and support material including but not limited to documentation, manuals, flow charts, specifications and training materials related thereto.

13.3 The term "Designated System(s)" shall mean the specified CPU(s) on which the Software under this Agreement is intended to run, as specified in Appendix A.

13.4 The term "Site" shall mean a computer system or systems composed of one or more CPU's that are located at the same physical address.

13.5 The term "Designated Purpose" shall mean the specific use of the Software as permitted by this Agreement.


                                      14.

13.6 The Software, Code Format, Fees, and Designated System(s), which are the subject of this Agreement are identified in Appendix A.

                                   ARTICLE 14

                                LICENSE AND TERM

14.1 BIOSYM hereby grants to LICENSEE, and LICENSEE hereby accepts a nontransferable, nonexclusive right to use the Software at a single site within LICENSEE'S own organization and with the Designated System only; provided, however, that LICENSEE may use a single backup computer system as a substitute for the Designated System only during such periods when the Designated System is inoperative because it is malfunctioning or undergoing repair, maintenance or modification.

14.2 LICENSEE agrees to inform BIOSYM immediately of any changes in the location of Software, and upon written request of BIOSYM, provide verification of the current location and computer system on which the Software is resident. Whenever a second computer system is permanently substituted for a first computer system, prior to the installation of the Software on the second computer system, an Addendum to the Agreement shall be executed which identifies the second computer system as the single Designated System. The License and Maintenance and Support Fees paid for use with the first computer system shall be applied for use with the second computer system.

14.3 Upon request at any time by LICENSEE for the right to make or install additional copies of the Software on additional Designated Systems within LICENSEE'S organization, and upon payment to BIOSYM of the corresponding, then prevailing fee together with identification of the Make and Model Number of the Designated Systems, BIOSYM shall promptly issue an Addendum to the Agreement to reflect a corresponding extension of the LICENSE.

14.4 LICENSEE is permitted to make such copies of the Software as are needed for normal System Back-up. Any copy or partial copy of the Software shall contain all the proprietary and copyright notices appearing on the original being copied. All copyright notices are precautionary only and do not imply publication.

14.5 Title to Software and to all copies and derivative works thereof is permanently and irrevocably vested in BIOSYM and shall remain with BIOSYM notwithstanding the delivery of copies to and use of Software by LICENSEE.

14.6     The term of this Agreement shall be perpetual.


                                      15.

                                   ARTICLE 15

                                FEES AND PAYMENT

15.1 LICENSEE agrees to pay BIOSYM the fees set forth in Appendix A. All fees due to BIOSYM are payable in U.S. Dollars.

15.2 LICENSEE shall be invoiced for all amounts due to BIOSYM. All invoices are due and payable within thirty (30) days of their receipt.

15.3 Any balance which remains unpaid beyond thirty (30) days shall bear interest at the rate of one and one half percent (1 1/2%) per month.

15.4 In addition to the above license fees, LICENSEE shall pay any sales taxes, Value Added Taxes, and any export or import taxes or duties.

                                   ARTICLE 16

                                LIMITED WARRANTY

16.1 BIOSYM warrants that the Software shall conform to BIOSYM's published product specifications in effect on the date of this Agreement, and that the Software shall be free from defects in material and workmanship for a period of ninety (90) days from the date of shipment. In the event that the Software proves to be defective in material or workmanship within such ninety (90) day period, such defect(s) shall be remedied as follows:

         Upon receipt of written notice of defect(s) in the Software design or workmanship, BIOSYM shall use its best efforts to provide a verbal and/or written response to LICENSEE within thirty (30) days, or sooner, if possible, after the receipt of LICENSEE Software defect notification. Such response typically includes the issuance of a correction to the Software and/or the associated Software documentation, issuance of a program operating restriction, or issuance of a program bypass, as appropriate under the circumstance. In order for this software warranty to be applicable, LICENSEE must promptly provide the following information to BIOSYM in writing for any alleged Software defects:

         (a) the operating conditions under which the defect occurs (including the specific hardware/Software configuration), and

         (b)      a description of what occurs vs. what should occur, and

         (c) a representative example of inputs for repeating and analyzing the problem.


                                      16.

         This Software warranty shall not be applicable if LICENSEE has made any unauthorized changes in the hardware comprising the Designated System or Software or if the Software is used on a different computer system other than the Designated System.

         Further, BIOSYM does not warrant that the Software will necessarily meet LICENSEE'S planned application, or that it will be error free, or that all Software defects can be corrected. In the event the Software has a material defect which cannot be corrected within one hundred eight (180) days from the date of shipment, LICENSEE shall have the option to cancel the LICENSEE granted in Article 2.0 and receive a cash refund from BIOSYM in the amount equal to the original license fee for the Software, providing LICENSEE adheres to the terms in Section 8.2.

         EXCEPT AS SET FORTH ELSEWHERE IN THIS AGREEMENT, BIOSYM DISCLAIMS ALL WARRANTIES RELATING TO THE SOFTWARE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY PROPERTY RIGHTS, OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE. BIOSYM SHALL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS OR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

         BIOSYM shall not be liable for, and LICENSEE assumes all liability for, all personal injury, loss of profit and property damage connected with or arising out of the use of the Software or any information supplied by BIOSYM under this Agreement.

         LICENSEE agrees to defend, indemnify, and hold harmless BIOSYM from any loss, liability, expenses, or action against BIOSYM arising out of or in connection with any act or omission by LICENSEE resulting from LICENSEE'S use of the Software.

16.2 BIOSYM shall defend at its own expense any claim suit or proceeding brought against LICENSEE insofar as it is based on a claim that the Software constitutes an infringement of a United States patent or a United States copyright, or other proprietary rights of any third party arising under United States law. BIOSYM shall pay all reasonable damages, costs and expenses finally awarded to third parties against LICENSEE but shall not be responsible for any compromise made without its consent. BIOSYM shall have the right, at its option, either to obtain for LICENSEE the right to continue the use of Software, substitute other computer software with similar operating capabilities, or modify the Software so that it is no longer infringing. In the event that none of the above options are reasonable available, LICENSEE's sole and exclusive remedy shall be to terminate this Agreement, to cease using the Software, and to return to BIOSYM all copies of the Software and to obtain a refund of the orignial license fee paid to BIOWYM.


                                      17.

         BIOSYM's liability for damages to LICENSEE for any cause and regardless to the form of action, whether in contract or tort including negligence, shall be limited to the greater of $100,000 or the fee paid to BIOSYM. BIOSYM shall have no liability for any claim based on the modification to the Software by LICENSEE or use of the Software in combination with software or data not supplied by BIOSYM or use of the Software on hardware other than the Designated System.

                                   ARTICLE 17

                             MAINTENANCE AND SUPPORT

17.1 At the end of the ninety (90) day warranty period, BIOSYM shall provide a subscription for it standard one year maintenance and support service, for the fee set forth in Appendix A. The Warrant period shall begin five days from the date of first shipment of Software licensed under this Agreement.

                  BIOSYM's obligation to provide maintenance and support services and LICENSEE's obligation to pay the then prevailing maintenance and support charges shall be automatically renewed for successive one year periods unless either party gives to the other written notice of cancellation at least ninety (90) days prior to the expiration of the then expiring term.

17.2 BIOSYM shall provide LICENSEE with maintenance and support service for the Software as follows:

                  BIOSYM technical personnel shall provide telephone consultation assistance during normal San Diego business hours (8:00 A.M. - 5:00 P.M., Monday through Friday) for U.S. customers. To accommodate time differences, International customers shall be provided an after hours service number of its equivalent to arrange for telephone consultation;

                  BIOSYM technical personnel shall be available, at BIOSYM's discretion, for on site service for problems not resolved by telephone consultation. LICENSEE shall commit in advance to system availability during the scheduled on site service visit; and

                  BIOSYM shall provide improvements and enhancements to the Software, provided that they are not optional features for which a separate charge is due.

17.3 Maintenance and service subscription shall be available to LICENSEE subject to the follow conditions:


                                      18.

         (a) LICENSEE is using the Software at the site and on the equipment and operating system for which it is licensed;

         (b) LICENSEE is using the hardware and operating system on which the Software is running in the form supplied by the manufacturer, without alternation; and

         (c)       LICENSEE is using the current version of the Software.

17.4 Written claims made by LICENSEE of the existence of errors in the Software shall be submitted to BIOSYM in the format outlined in Section
         4.1 (a.-c.).

17.5 Any changes made, by any person or agency, to the Software, without the written permission of BIOSYM, immediately releases BIOSYM from any responsibility to correct or maintain said Software, but in no way alters LICENSEE's obligation to protect the Software under the terms of this Agreement.

                                   ARTICLE 18

                              LICENSEE ENHANCEMENTS

18.1 LICENSEE is permitted to make modification to enhance the software, however it is the responsibility of the LICENSEE to integrate with new versions any modifications made to the software by the LICENSEE. BIOSYM technical personnel shall be available for limited telephone consultation to assist in integrating customer enhancements in new versions.

18.2 LICENSEE has the option to assign the rights to enhancements of mutual benefit to BIOSYM. If BIOSYM accepts the enhancements as consistent with its program objectives and coding standards, BIOSYM, upon assignment, shall maintain that new feature or enhancement and include it in new versions for a period of three (3) years or until such time that it is agreed by both LICENSEE and BIOSYM that the feature is no longer required.

                                   ARTICLE 19

                      PROPRIETARY RIGHTS AND NON-DISCLOSURE

19.1 LICENSEE acknowledges that BIOSYM has asserted that portions of the Software are of a proprietary nature and a commercial asset of considerable value to BIOSYM. Accordingly, LICENSEE agrees that the proprietary information shall be used by LICENSEE only as set forth in this Agreement and LICENSEE shall not, without the written consent of BIOSYM, disclose or otherwise making


                                      19.

         available the Software or copies thereof to any third party. LICENSEE agrees to take all responsible measures to maintain the Software in confidence and to apply such procedures and precautions as LICENSEE customarily uses to protect its own proprietary information. LICENSEE shall disclose the Software only to those of its employees and consultants as are necessary for the uses that LICENSED hereunder, and shall notify each of such employees or consultants to such disclosure is made in confidence. LICENSEE shall instruct such employees and consultants to maintain such confidence and not to use the Software except within the scope of their employment.

19.2 LICENSEE agrees to notify BIOSYM of any unauthorized use, copying, and/or disclosure of the Software, and further agrees to take such reasonable action as is necessary to prevent further use, copying, and/or disclosure by any unauthorized third party which has gained access to the Software as a result of LICENSEE having failed to comply with covenants of this Article 7.0.

19.3 LICENSEE shall not rent, sell, lease or otherwise transfer the Software.

19.4     LICENSEE shall not reverse assemble or reverse compile the Software.

19.5 LICENSEE agrees not to make copies to the Software in whole or in part for archival purposes.

19.6 The obligations of LICENSEE under this Article 7.0 shall not apply to any information which it can be demonstrated:

         (a) has become part of the public domain other than by acts or omissions of LICENSEE;

         (b) has been furnished or made known to LICENSEE by third parties (other than those acting on behalf of BIOSYM) as a matter of legal right and without restriction on disclosure or use; or

         (c) was in the possession of LICENSEE prior to disclosure by BIOSYM, as evidenced by a written agreement, and was not acquired directly or indirectly from BIOSYM.

19.7 This obligation of confidentiality shall continue without regard to the termination of this Agreement until the Software becomes a part of the public domain, without a breach of this Agreement by LICENSEE.


                                      20.

                                   ARTICLE 20

                                   TERMINATION

20.1 BIOSYM may terminate the license granted in Article 2.0 hereof if LICENSEE breaches any of the covenants of this Agreement. Such termination shall be effective thirty (30) days following the date of written notice thereof if LICENSEE has not remedied the effect of such breach within said thirty (30) day period.

20.2 Upon termination of the LICENSE granted in Article 2.0 hereof, LICENSEE shall immediately purge all copies or partial copies of the Software from all Designated Systems, and from any computer storage device or medium on which LICENSEE has placed the Software, and return or destroy all copies of support material in its possession and/or under its control and shall provide BIOSYM with an executed certification that all such programs, copies, and material have been destroyed. Backup or archived copies shall be destroyed as regeneration occurs. No further use of the Software by LICENSEE shall be permitted.

                                   ARTICLE 21

                    INJUNCTIVE RELIEF/RESOLUTION OF DISPUTES

21.1 BIOSYM shall have, in addition to any other remedies available to it, the right to injunctive relief to enjoin breaches of this Agreement. LICENSEE hereby acknowledges that other remedies may be inadequate to protect BIOSYM's rights.

                  If disputes or differences of opinion arise from this Agreement or from provisions for its execution, both parties shall endeavor to obtain an amicable, out-of-court settlement. Such endeavor to reach out-of-court settlement shall be deemed to have failed when one party advises the other party correspondingly in writing. When an endeavor to reach out-of-court settlement has failed, the dispute shall be settled according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC) in Paris, France by three arbitrators nominated in accordance with said rules. Substantive law of the State of California of the United State of America shall apply. Place of arbitration proceedings will be Bern, Switzerland. Procedural law of Switzerland shall be additionally applicable if the rules of the ICC contain no applicable provisions.

                  The arbitrators' award shall be sustained in writing. The court of arbitration shall also decide on the costs of arbitration proceedings.


                                      21.

                                   ARTICLE 22

                            MISCELLANEOUS PROVISIONS

22.1 The article headings are for convenience only and do not form part of this Agreement for purpose of interpretation.

22.2 The preprinted portions of any purchase order other LICENSEE document submitted in conjunction with an order for licensed Software hereunder shall not add to or vary the terms of this Agreement.

22.3 This Agreement and its attachments constitute the sole, entire and final Agreement between the parties hereto and with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, writings and understandings. Any changes or modifications to this Agreement must be in writing and executed by duly authorized representatives of the parties hereto.

22.4 Any notice or payment made pursuant to this Agreement shall be deemed to have been made on the date mailed if made certified mail, or upon the date received if otherwise transmitted. Payments to and correspondence with BIOSYM shall be sent to BIOSYM at its address set forth above or as otherwise directed by BIOSYM in writing. Any notice or correspondence with LICENSEE shall be sent to the address specified in Appendix A.

22.5 This Agreement shall be binding upon and inure to the benefit of the successors, and assigns of the parties hereto; but the respective interests of either party in and to this Agreement may not be assigned or pledged without the written consent of the other party except incident to a sale or transfer of the entire business to which this Agreement pertains, which consent shall not be unreasonably withheld. LICENSEE consents in advance to the assignment or pledge of BIOSYM of any amounts payable by LICENSEE under this Agreement.

22.6 The Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

22.7 LESSEE agrees that neither the technical data of the Software, nor the direct product thereof is intended to be shipped, either directly or indirectly to Afghanistan, Albania, Bulgaria, Cuba, Czechoslovakia, Estonia, German Democratic Republic, Hungary, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, People's Republic of China, Poland, Romania, Union of Soviet Socialist Republics, or Vietnam.


                                      22.

22.8 If any term or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding that term, all other terms of this Agreement shall remain in full force and effect.

22.9 This Agreement shall be effective on the date of execution by the last signator.

         LICENSEE                                  BIOSYM Technologies, Inc.
--------------------------------------    --------------------------------------
Signature                                 Signature
--------------------------------------    --------------------------------------
Typed Name                                Typed Name
--------------------------------------    --------------------------------------
Title                                     Title
--------------------------------------    --------------------------------------
Date                                      Date


                                      23.

                                    EXHIBIT B

                            NON-DISCLOSURE AGREEMENT

         I, _________________________ understand that the source code for the software products Insight and Discover from BIOSYM Technologies, Inc. are proprietary and have been licensed to the Agouron Institute, 505 Coast Boulevard South, La Jolla, California. I have read and personally agree to maintain the terms of this license. In addition I agree to the following conditions:

         a. I will not distribute the products (including source code, executable code, or manuals) to anyone not explicitly included in the license.

         b. I will not take them with me when I leave this institution or any copy of them.

         c. I am not affiliated with any commercial or non profit group which either directly or indirectly is receiving money for molecular modeling software other than from government funding agencies.

         d. I also realize and acknowledge that these conditions apply both to the original code and to any modified version of the code and that I gain no ownership of the code through any modifications that I might make. I further understand that I may not distribute any such modifications to anyone outside this institution, even though they may be licensed for the products, without express written permission from BIOSYM.



         UNDERSTOOD AND AGREED:

                                                BIOSYM TECHNOLOGIES, INC

         ---------------------------------      -----------------------------
         Signature                              Signature

         ---------------------------------      -----------------------------
         Typed Name                             Typed Name

         ---------------------------------      -----------------------------
         Title                                  Title

         ---------------------------------      -----------------------------
         Date                                   Date


                                      24.

                              AMENDMENT NUMBER ONE
                                     TO THE
                       SOFTWARE LICENSE/RESEARCH AGREEMENT
                                     BETWEEN
                    D-MOL, INC. and BIOSYM TECHNOLOGIES, INC.

         THIS AMENDMENT NUMBER ONE TO THE SOFTWARE LICENSE/RESEARCH AGREEMENT (the "Amendment to the Agreement) is made and entered into as of the date of the last signature hereto, by and between BIOSYM Technologies, Inc. ("BIOSYM"), a California corporation, and D-Mol, Inc. ("D-Mol"), an Illinois corporation.

         RECITALS

         WHEREAS, the parties have entered into a Software License/Research Agreement (the "Agreement") dated February 19, 1988; and

         WHEREAS, the parties wish to modify the Agreement;

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Paragraph 1.1 is replaced in its entirety with the following:

         1.1 D-Mol hereby grants to BIOSYM, upon the terms and conditions herein specified, a non-exclusive, non-transferable 20 year license, extendable by mutual agreement, to reproduce Software and all enhancements thereto. D-Mol further grants to BIOSYM an exclusive, except to the extent provided for in Paragraph 1.1.2, worldwide license to convert, or to have converted, the Software to operate on various computer hardware lines, thus creating products (hereinafter "Software Product(s)"). D-Mol further grants BIOSYM an exclusive, except to the extent provided for in Paragraph 1.2, worldwide license to use and to sublicense others to use Software, Software Products, and all enhancements thereto, provided such sublicense is granted in writing and contains terms consistent with those in BIOSYM's then current standard Sublicensing Agreement, a current copy of which is attached hereto as Exhibit A. Material changes to the Sublicensing Agreement will be subject to D-Mol's approval which shall not be unreasonably withheld.

         Paragraph 1.1.2 is replaced in its entirety with the following:


                                      25.

         1.1.2 At any time within three years of the date hereof, if opportunities, including the opportunity to create new Software Product(s) by converting the Software to operate on additional computer hardware lines, exist or develop which D-Mol does not believe are being addressed by BIOSYM in a timely and effective manner, D-Mol may provide written notification to BIOSYM's President and/or Board of Directors identifying the opportunities and requesting BIOSYM to make reasonable commitments to address such opportunities. BIOSYM shall have 180 days following such notification to make such commitments to D-Mol. In the case of conversions of the Software to create new Software Product(s), BIOSYM shall have one year from the date of commitment to accomplish the conversion. In the case of other opportunities, BIOSYM shall have a reasonable period of time from the date of commitment to accomplish the committed work. If BIOSYM fails to make such timely commitments or subsequently fails to meet, in a timely manner, commitments made, D-Mol shall have the right to license to convert, to use, and to sublicense others to use Software and all enhancements thereto with respect to the neglected opportunities. Where D-Mol grants such a license, D-Mol shall pay to BIOSYM twenty percent of the compensation which D-Mol receives under the terms of said license.

         In Paragraph 4.1.1 through 4.1.5 inclusive, in each occurrence, the work "Software" is replaced by the words "each Software Product."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement.

         D-MOL, INC. GENERAL PARTNER                 BIOSYM TECHNOLOGIES, INC.
         D-Mol Partners


         By:  /s/ Arthur J. Freeman                  By:  /s/ R.W. Enoch, Jr.
             -----------------------------               ---------------------------------
                  Signature                                   Signature


         Arthur J. Freeman                           R.W. Enoch, Jr.
         -----------------------------               -------------------------------------
                  Typed Name                                  Typed Name

         President                                   President and Chief Operating Officer
         -----------------------------               -------------------------------------
                  Title                                       Title

         May 18, 1990                                May 16, 1990
         -----------------------------               -------------------------------------
                  Date                                        Date


                                      26.

            AMENDMENT NUMBER 2 TO SOFTWARE LICENSE/RESEARCH AGREEMENT

         This Amendment Number 2 ("Amendment") to the Software License/Research Agreement dated February 19, 1988 between Biosym Technologies Inc. ("Biosym"), a corporation having offices at 9685 Scranton Road, San Diego, CA and D-Mol Limited Partnership ("D-Mol"), a limited partnership having offices at 2739 Ridge Avenue, Evanston, IL 60201 (the "License Agreement") is made this 10th day of August, 1996, pursuant to parragraph 12.4 of the License Agreement. The License Agreement was previously amended by Amendment Number 1 thereto dated May 16, 1990 and references herein to the License Agreement shall mean the original License Agreement, as amended by Amendment Number. 1. All terms capitalized but not otherwise defined herein shall have the mean is ascribed to them in the License Agreement.

         WHEREAS, Biosym and D-Mol wish to amend certain provisions of the License Agreement;

         NOW THEREFORE, BE IT RESOLVED, for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agree that the License Agreement shall be amended by this Amendment as follows:

         1. REFERENCES TO BIOSYM. All references to Biosym in the License Agreement, as amended by this Amendment, shall be deemed to include Molecular Simulations Incorporated ("MSI"), the parent corporation by which Biosym is wholly-owned.

         2. DEVELOPMENT AND MARKETING PLAN. Within a reasonable period of time after execution of this Amendment, D-Mol and Biosym will prepare a plan for development and marketing of the D-Mol(3) software, and both parties will use their reasonable, best efforts to implement such plan. The plan will include integration of D-Mol into Cerius2 and the development of an alpha version of D-Mol(3). The D-Mol(3) software will be an enhanced version of the D-Mol software incorporating aspects of the current commercial D-Mol software, the D-Mol variant known as D-Solid, and some new algorithmic developments. The D-Mol(3) software will be deemed to be "Software Product" as defined in the License Agreement. MSI will promote the D-Mol(3) software as the primary code in the application areas where such software has superior functionality. During the period that D-Mol(3) software is being integrated into Cerius2, the fact that the D-Mol(3) software has not been integrated into Cerius2 will not in and of itself adversely affect assessment of the D-Mol(3) software's functionality.

         3. ADJUSTMENT TO ROYALTY RATE. Upon Biosym's announced commercial release of the D-Mol(3) software, the [*] royalty rate in effect

* CONFIDENTIAL TREATMENT REQUESTED

                                      27.

under Sections 4.1.1, 4.1.2, and 4.1.5 of the License Agreement shall be [*].
         4. MINIMUM ANNUAL ROYALTIES. A new Section 4.1.7 is hereby added to the License Agreement as follows:

                          "4.1.7 Upon Biosym's commercial release of the
                 Software known as D-Mol(3) (the "Release Date"), Biosym will begin paying D-Mol minimum annual royalties under Sections
                 4.1.1 through 4.1.5, collectively, of this Agreement ("Minimum Annual Royalties") at least equal to the Minimum Target, as such term is defined in this Section . For purposes of this
                 Section 4.1.7, "Minimum Target" means [*] of the average annual royalties paid by Biosym to D-Mol pursuant to Sections 4.1.1 through 4.1.5, collectively, of this Agreement during the three calendar years immediately preceding the year in which the Release Date occurs. Provided that D-Mol meets the schedule in the Development and Marketing Plan to deliver D-Mol(3) to Biosym, the relevant years shall be 1994, 1995 and 1996. If the Minimum Annual Royalties in any year in which the Minimum Target applies do not equal or exceed the Minimum Target, then D-Mol, in its discretion and upon written notice to Biosym, may convert Biosym's exclusive license under Section 1.1 of this Agreement to a non-exclusive license. In the event that D-Mol converts such exclusive licenses to a non-exclusive license, the royalty rate in effect under Sections 4.1.1, 4.1.2 and
                 4.1.5 of this Agreement shall [*] and Biosym's obligation to pay Minimum Annual Royalties at or above the Minimum Target shall no longer apply. The foregoing set forth D-Mol's exclusive remedy in the event that Biosym does not pay Minimum Annual Royalties equal to or exceeding the Minimum Target. For purposes of convenience and because Biosym's fiscal year is a calendar year, the parties agree that the Minimum Target shall be prorated for the balance of the calendar year in which the Release Date occurs."

         5. OPTION GRANTS. In connection with the parties' execution of this Amendment, MSI agrees to grant each of Arthur Freeman and Bernard Delley an option to purchase [*] shares of MSI's common stock at an exercise price equal to the fair market value at the date of grant, as determined by MSI's board of directors. Such options shall be non-qualified stock options that vest at a rate of 25% per year so long as the License Agreement remains in effect, starting May 1997.

         Except as amended hereby, the terms and provisions of the License Agreement shall remain in full force and effect.



*  CONFIDENTIAL TREATMENT REQUESTED

                                      28.

         This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto and each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement.

         BIOSYM TECHNOLOGIES, INC.                            D-MOL, INC. GENERAL PARTNER

         By:  /s/ David B. Hiatt                              By:  /s/ Arthur J. Freeman
              ----------------------------                        ------------------------------
         Title:  Chief Financial Officer                      Title:    President
               ---------------------------                          ----------------------------
                                                                        Title

         MOLECULAR SIMULATIONS
         INCORPORATED                                         /s/ Arthur Freeman
                                                              --------------------------------
                                                              ARTHUR FREEMAN

         By:  /s/ David B. Hiatt
            --------------------------------

         Title:  Chief Financial Officer                      /s/ Bernard Delley
                ----------------------------                  --------------------------------
                                                              BERNARD DELLEY


                                      29.